EXHIBIT 99.1

INTERLINK ELECTRONICS ANNOUNCES

FOURTH QUARTER AND YEAR END

2004 FINANCIAL RESULTS

Camarillo, California – March 23, 2005 – Interlink Electronics, Inc. (NASDAQ:LINK), a world leader in the development of intuitive interface technologies and solutions for business and home applications, today announced its financial results for the fourth quarter of 2004. Consistent with the Company’s previous guidance, revenues for the three months ended December 31, 2004 totaled $9.7 million, up slightly from the third quarter of 2004 and up 11% compared to the fourth quarter of 2003. For the year ended December 31, 2004, revenues equaled $35.4 million, a 14% increase over the $31.0 million for the year ended December 31, 2003.

For the fourth quarter of 2004, the Company reported an operating loss of $1.1 million as compared to operating income of $554,000 in the fourth quarter of 2003. For the 2004 year, the operating loss was $2.3 million as compared to operating income of $1.1 million in 2003. The net loss for the fourth quarter was $1.1 million or $.08 loss per diluted share as compared to net income of $407,000 or $.03 earnings per diluted share in the fourth quarter of 2003. For the 2004 year, the net loss was $2.3 million or a $.19 loss per diluted share as compared to net income of $1.1 million or $.09 earnings per diluted share in 2003.

“Despite significant revenue growth in the second half of 2004, we experienced a net loss for the year. The principal factors generating the loss were increased startup costs and margin pressures in certain business segments and unprecedented accounting costs relating to compliance with Section 404 of the Sarbanes-Oxley Act of 2002”, said E. Michael Thoben, III, Chairman, CEO & President.

“The startup costs relate to the unusually high number of new products that we introduced in 2004 as our business expanded in each of our business segments”, said Mr. Thoben. “We also incurred significant costs connected with the transfer of the production of some of our OEM products from Japan and the U.S. to China. We believe that our decision to incur these costs will be justified as our businesses continue to build momentum.”

“As with previous years we expect to continue to be challenged by margin pressures, particularly in connection with sales of OEM remote controls in the consumer markets”, Mr. Thoben continued. “Our decision to expand our China operation was based in part on the need to address margin challenges by adopting best cost production processes consistent with the service and quality levels that our customers expect. We believe we will have opportunities to improve margins as we integrate additional technologies into our customers’ next generation products.”

“Like most public companies, we have experienced increased general and administrative expenses in connection with Sarbanes-Oxley Act compliance and increased auditor costs that have continually surpassed our most pessimistic expectations”, said Mr. Thoben. “Outside costs incurred in the fourth quarter exceeded $721,000 or $.05 per share. It is difficult to estimate future costs in this area, but we believe the majority of the initial implementation costs are behind us.”

As previously disclosed in the Company’s Form 12b-25 filing last week, the Company is in the process of completing the review of its internal control system in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Company expects to file its report with Form 10-K no later than March 31, 2005. Consistent with its filing last week, the Company has identified certain material weaknesses relating to overestimated capitalized overhead in inventory, revenue recognition policies, quarterly and annual closing processes and processes related to the Company’s Japanese subsidiary, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Business Outlook

“Our Business Communication revenue worldwide grew 4% in 2004. This is a consolidated growth rate made up of OEM sales and Interlink Electronics’ own branded products,” Mr. Thoben continued. “Looking closer at these results, the OEM segment actually outperformed our original expectations for 2004 and grew 20% year over year. This solid performance was largely masked by the 23% decline in our Interlink Electronics branded products. This decline was expected as we chose to focus our branded product sales on specialty distribution and move away from the traditional consumer retail channels. This strategy worked well as revenue in the branded channel grew sequentially each quarter of 2004 and the momentum continues into 2005. Looking forward, we expect the 2005 consolidated Business Communication revenue to be on par with the growth we saw in 2004.”

“Our progress in the Home Entertainment segment was noteworthy in 2004,” said Mr. Thoben. “Revenue in the fourth quarter is up 197% over the same period last year. The acceleration in revenue growth occurred mainly in the second half of the year as we began shipping new production remotes to manufacturers of advanced viewing devices. Looking forward, we expect this segment to remain one of our highest areas of growth, as new advanced viewing device models are introduced by our current customers and additional design wins are announced.”

“Our E-Transactions segment grew 12% sequentially over the third quarter of 2004 and up 28% for the year,” said Mr. Thoben. “The growth we recorded this year does not tell the exciting story we believe. Nor does it reflect the strategic accomplishments that were made over the last 12 months. We are very encouraged by the financial and strategic progress that was made on numerous fronts. First, the financial services market has clearly moved from an educational phase, or an early adopters market, to a market that understands the needs and benefits of electronic workflow. Our industry partnerships, customer base and sales prospect list has never looked better. We anticipate a record growth year with our average per seat selling price increasing as we bring our customers more value in terms of both hardware and software.”

“Finally, our Specialty Component business grew 34% in the fourth quarter over the same period last year. In early 2004, we introduced a family of products known as MicroNav™ Technology”, said Mr. Thoben. “This technology is an evolution of our patented FSR Technology and is targeted for user input controls on devices such as MP3 players, cell phones, PDA’s and digital hand held devices. With record development cycles, late in 2004 we began production shipments of this new technology to companies such as iRiver for their new H10 MP3 player and to Siemens for a cell phone application. We are in numerous reference designs for similar consumer products and expect that momentum will continue to build in this business well into the future.”

Interlink Electronics’ Highlights in 2004 by business segment:

Business Communications

•	June 2004 - Interlink Electronics introduced RemotePoint Navigator® 2.4. RemotePoint Navigator, one of Interlink’s most popular presentation remote controls now incorporates 2.4 GHz RF technology, allowing this powerful and sophisticated remote to be marketed in the United States, the United Kingdom, Western Europe, Japan and throughout Asia.

•	August 2004 - Interlink announced introduction of RemotePoint® Global Presenter. Along with 2.4GHZ RF wireless technology, RemotePoint Global Presenter features 360° cursor control with a primary mouse click button. In 2004, Global Presenter was launched in the U.S., UK, Germany, France, Italy and Spain.

•	October 2004 - Interlink Electronics introduced the GoSpeak!™ ultra-portable voice amplification system. GoSpeak! is an ultra-portable amplification system capable of projecting voice or audio to an audience of up to 200 people with high quality omni-directional stereo sound. GoSpeak! was launched in the U.S. and Canada in November of 2004 and will be sold through Interlink Electronics’ specialty channels and distribution.

E-Transactions

•	January 2004 - Interlink Electronics revised Q4/2003 revenue expectations based on shipments of ePad to Wells Fargo Bank. Wells Fargo began deploying ePads in its branches throughout the U.S. to automate its customer service transaction processes, including new service application and signature card authentication processes.

•	April 2004 - Interlink Electronics announced integration of ePad into DST Technologies’ award-winning Automated Work Distributor (AWD®) solution. AWD combines workflow, business intelligence, business rules and adapter-based integration technologies. The integration of Interlink’s ePad enables the hand-signing of the system’s electronic documents and application forms.

•	April 2004 - National Notary Association & SafeDocs. The National Notary Association and Safedocs announced the world’s first NNA-certified e-notarization solution for the e-mortgage industry. The new e-notarization solution combines the Safedocs System™ (SDS) software with the National Notary Association’s Enjoa™ signature input platform—a product developed and manufactured by Interlink Electronics, Inc.

•	May 2004 - Nationwide Building Society – one of the UK’s largest mortgage lender, Britain’s Nationwide Building Society deployed Interlink’s ePad-ink handwritten electronic signature products throughout their payment processing system. Nationwide’s new system automates the Company’s internal check payment process—positioning Interlink’s ePad on the leading edge of an emerging European e-signature standard.

•	July 2004 - eOriginal & DealerTrack. DealerTrack, Inc., the leading independent online auto finance platform, selected Interlink’s ePad-ink e-signature input device to be used with its digital signature and vaulting technology for DealerTrack’s eContracting system. The resulting solution streamlines workflow throughout the automotive industry. DealerTrack currently services 24,000 dealers and has over 80 financing sources connected to its ePad-enabled eContracting software.

•	October 2004 - Interlink introduced the IntegriSign™ Signature Software Suite. Developed to streamline integration of electronic signatures, Interlink’s new IntegriSign software allows leading companies and government agencies to capture, bind and authenticate handwritten electronic signatures, fingerprints and digital certificates. The IntegriSign Software Suite positions Interlink as the premier supplier of turnkey electronic-signature solutions.

Home Entertainment

•	September 2004 - Interlink Electronics announced first customer shipments for advanced Home Entertainment viewing devices under new contracts with companies, such as Dell, to develop and supply a series of new remote controls designed for high performance home viewing devices. Shipments of the new remotes began in the third quarter of 2004. Industry analysts estimate that 28.9 million flat panel displays and digital projection systems will ship for home entertainment use by 2007.

Specialty Components

•	February 2004 - Interlink Electronics introduced the MicroNav 360°. The world’s smallest mouse brings precise cursor or navigational control to cellular phones, PDAs and tablet PCs. Applications driving MicroNav integration into portable consumer electronics devices includes Internet browsing, e-mail, gaming, MP3 control and onboard image control. This was the first in a family of five MicroNav products introduced by the Company.

Corporate Finance

•	September 2004 - Interlink Electronics completed a public offering of 1,750,000 shares of its common stock at a price of $8.25 per share. The underwriters, Needham & Company, Inc. and Wells Fargo Securities, LLC, also exercised their over allotment option to purchase an additional 80,000 shares. The net proceeds of approximately $13.5 million will be used by Interlink to support its anticipated growth and otherwise for working capital and general corporate purposes.

About Interlink Electronics, Inc.

Interlink Electronics, Inc. (NASDAQ:LINK) is a world leader in the design and manufacture of intuitive interface technologies and products for business and home applications. Creating today’s interface standards, our Business Communications, E-Transactions, Home Entertainment and Specialty Components businesses have established Interlink as the industry’s comprehensive source for branded and OEM solutions. Customers who buy our products through our OEM channel include Dell, Hewlett Packard, IBM, InFocus, Microsoft, NEC, Panasonic, Sanyo, Sharp, Sony and Toshiba.

Recognized worldwide for innovative technologies and solutions, Interlink Electronics, Inc. serves a global customer-base from its corporate headquarters in Camarillo, California and offices in Tokyo, Taiwan, China and Hong Kong. The Company currently holds numerous patents on sensor technologies, e-signature technologies, wireless communications protocols and product design properties. See LINK online at http://www.interlinkelectronics.com/ or in Japan at http://www.interlinkelec.co.jp/.

All registrations and trademarks are properties of their respective owners.

Summarized Consolidated Statements of Operations

(GAAP Basis, Unaudited)

(000’s except per share data)

	Three Months Ended			Twelve Months Ended
	December 31,		Sept. 30, (1) 2004	December 31,
	2004	2003		2004	2003
Revenue	$9,683	$8,716	$9,556	$35,407	$31,042
Gross profit	3,205	3,339	2,337	11,859	12,680

Product development and research	1,082	854	1,169	4,158	3,418
Sales, marketing and administration	2,498	1,931	2,547	9,233	8,172
Sarbanes-Oxley 404 costs	721	—	63	784	—

Total operating expenses	4,301	2,785	3,779	14,175	11,590

Operating income (loss)	(1,096)	554	(1,442)	(2,316)	1,090

Other income (loss)	44	(173)	(15)	32	4
Provision for tax expense (benefit)	(1)	(26)	(16)	—	28

Net income (loss)	$(1,051)	$407	$(1,441)	$(2,284)	$1,066

Earnings (loss) per share – basic	$(0.08)	$0.04	$(0.12)	$(0.19)	$0.10
Earnings (loss) per share – diluted	$(0.08)	$0.03	$(0.12)	$(0.19)	$0.09

Weighted average shares – basic	13,554	11,145	11,622	11,972	10,339
Weighted average shares – diluted	13,554	12,253	11,622	11,972	11,362

(1)	As restated

Selected Consolidated Balance Sheet Data (000’s)

(GAAP Basis, Unaudited)

	Dec 31, 2004	Sept 30, 2004 (1)	Dec 31, 2003
Cash and cash equivalents	$19,067	$19,034	$6,061
Working capital	32,866	33,302	20,019
Total assets	40,596	40,296	25,582
Long-term debt	405	645	1,010
Stockholders’ equity	34,502	34,319	20,516

(1)	As restated

This document contains forward-looking statements that involve a number of risks and uncertainties. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: business conditions and growth in the electronics industry and general economies, both domestic and international; lower than expected customer orders; delays in receipt of orders or cancellation of orders; competitive factors, including increased competition, new product offerings by competitors and price pressures; the availability of third party parts and supplies at reasonable prices; changes in product mix; significant quarterly performance fluctuations due to the receipt of a significant portion of customer orders and product shipments in the last month of each quarter; and product shipment interruptions due to manufacturing problems. The forward-looking statements contained in this document regarding industry and revenue trends, industry product and technology acceptance and adoption rates, average selling prices and future business activities should be considered in light of these factors.

Conference Call Information

March 23, 2005 at 4:30 p.m. ET

Live Call-in #: 888-769-8514

Live International Call-in #:517-308-9008

(Pass Code: “LINK”)

Web cast address: http://www.interlinkelectronics.com

Telephonic replay available until April 22, 2005

Telephonic replay call in # (US) 866-485-4173 or (Intl) 203-369-1624

Contacts:
Interlink Electronics, Inc.	Investor Relations Contact:
546 Flynn Road, Camarillo, CA 93012	Michelle Lockard
http://www.interlinkelectronics.com	Investor Relations Coordinator
(805) 484-8855 ext. 114
Media Contact:	mlockard@interlinkelectronics.com
Keith Roberts
Director, Corporate Communications
(805) 484-8855 ext. 130
kroberts@interlinkelectronics.com